AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON JULY 7, 2000

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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
      [_] Preliminary Proxy Statement
      [_] Confidential, For Use of the Commission Only (as permitted by Rule
           14a-6 (e) (2))
      [_] Definitive Proxy Statement
      [X] Definitive Additional Materials
      [_] Soliciting Material Under Rule 14a-12


                               DEXTER CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.
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    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

      [X] No fee required.
      [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
          0-11.

         1) Title of each class of securities to which transaction applies:



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         2)       Aggregate number of securities to which transaction applies:



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         3)       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



                  -------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:



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NY2:\928391/01/54104.0016

         5)       Total fee paid:



                  -------------------------------------------------------------


     [_] Fee paid previously with preliminary materials:


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     [_] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)       Amount previously paid:
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     3)       Filing Party:
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
FOR IMMEDIATE RELEASE                       CONTACT:
Friday, July 7, 2000                        Edward G. Novotny & Associates, Inc.
                                            (212) 490-2065/2977


                INTERNATIONAL SPECIALTY PRODUCTS WINS SUPPORT OF
                ------------------------------------------------
                    ADVISORY SERVICE IN DEXTER PROXY CONTEST
                    ----------------------------------------


      WAYNE, NJ -- International Specialty Products Inc. (NYSE: "ISP") announced today that Proxy Monitor, one of the nation's leading proxy advisory services,

has recommended that institutional investors, mutual funds and other fiduciaries vote at Dexter Corporation's (NYSE: "DEX") July 14th Annual Meeting for ISP's

three board nominees, as well as for four of ISP's other shareholder proposals,

including one which would disable Dexter's "poison pill."


      In a report released last night, Proxy Monitor, in articulating its support for ISP's nominees, referred to the history of Dexter's board in

"attempting to entrench itself at all costs" and the need to "send a signal to the Dexter board that shareholders are concerned over certain past actions."



             DEXTER'S "FOOT-DRAGGING STRATEGY" TERMED "UNACCEPTABLE"

      The report is highly critical of Dexter's poison pill, which it termed a

"management entrenchment device that erodes shareholder value." The advisory service went on to observe that the adoption of ISP's two proposals to make the poison pill inapplicable to cash offers for at least $45 per share "would send a clear message to a notably unresponsive regime that its foot-dragging strategy is unacceptable."

                                     - MORE-

ADD ONE:  ISP


      Proxy Monitor did not support ISP's proposal to enlarge Dexter's board,

which is currently the subject of litigation in a Connecticut federal court,

stating, "We believe that ISP's representation on the board with three nominees

(pursuant to resolution one) combined with approval of ISP's [other] resolutions

 . . . would be sufficient to exert pressure on Dexter's board to maximize shareholder value."


      Commenting on the report, Samuel J. Heyman, ISP's Chairman, said, "We are gratified by Proxy Monitor's recommendations in favor of our board nominees and shareholder proposals, and could not agree more with the obvious need to send a strong message concerning shareholders' insistence that after all these years

Dexter must act now to maximize shareholder value. While we realize the outcome of the Connecticut litigation concerning our proposal to enlarge the board is currently uncertain, we urge Dexter shareholders to support our ten board nominees in the event that the court rules in our favor."


      Earlier this week, Dexter D. Coffin Jr., whose family trust is Dexter's third largest shareholder, announced that he intends to vote for ISP's full slate of ten directors and the other ISP shareholder proposals at Dexter's

Annual Meeting.


      International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.


                                    * * * * *

      Permission to use quoted materials from the Proxy Monitor report was neither sought nor obtained.

      ISP HAS FILED A FINAL, DEFINITIVE PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE PROXY STATEMENT HAS BEEN MAILED TO ALL OWNERS OF DEXTER COMMON STOCK AS OF THE MAY 15 RECORD DATE AND IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. DEXTER SHAREHOLDERS MAY ALSO OBTAIN THE PROXY STATEMENT FOR FREE FROM INNISFREE M&A INCORPORATED, BY CALLING (888) 750-5834.

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